Exhibit 99.2

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Accelerates Investment in StellarexTM Drug-Coated Balloon Platform for Treatment of Below the Knee (BTK) Peripheral Vascular Disease

BTK Market Segment Expected to Grow to $150 Million by 2020

COLORADO SPRINGS, Colo. (Apr. 23, 2015) - The Spectranetics Corporation (SPNC) today announced it is accelerating investments in the Stellarex drug-coated balloon angioplasty (DCB) platform for treatment of Below the Knee (BTK) peripheral artery disease. The Company estimates this will represent a $150 million market opportunity by 2020.

“Our team and global thought leaders believe the Stellarex DCB platform is ideally suited to treat BTK disease,” said Scott Drake, President and CEO. “Accelerating this investment amplifies and elongates the impact of our powerful DCB program. Stellarex, in combination with our crossing solutions and laser atherectomy, establishes a comprehensive portfolio to treat peripheral artery disease (PAD) generally and critical limb ischemia (CLI) patients specifically.”

Spectranetics estimates that treatment of BTK disease will become a meaningful segment of the global market for drug-coated balloons, representing a potential market opportunity of $150 million. The Company anticipates the global market for DCBs to reach between $700 million and $1 billion over the next seven years. Spectranetics is targeting CE mark approval for the Stellarex DCB BTK platform in the second half of 2016.

“Wound healing is always a concern in the treatment of BTK disease. Robust patency and coating stability with minimal flaking is critical in those situations,” said William Gray, MD, Columbia University Medical Center, New York. “The Stellarex DCB was designed to optimize drug delivery to the treatment site while minimizing downstream drug loss through the unique coating formula and manufacturing process. The unique coating coupled with the strong clinical data on the Stellarex DCB platform set the stage for an ideal application in treatment of BTK disease.”

The acceleration of the investment in the BTK program is expected to represent an incremental $5 to $6 million of product development, regulatory and clinical expense in 2015. The Company expects to commence enrollment in an Investigational Device Exemption (IDE) clinical trial in the US in mid-2016. The commencement of the IDE trial is conditioned upon receipt of regulatory approval from the FDA.

About the Stellarex™ DCB Platform

The Stellarex DCB platform is designed to treat peripheral arterial disease. Stellarex uses EnduraCoat™ technology, a durable, uniform coating designed to prevent drug loss during transit and facilitate controlled, efficient drug delivery to the treatment site. It is not approved for use in the United States.

About Spectranetics
SPNC develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.
The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee as well as the AngioSculpt(R) scoring balloon used in both peripheral and coronary procedures. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.
The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.
For more information, visit www.spectranetics.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and strength and the reasons for that growth, growth rates, strength, and outlook including projected revenue and net loss. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include inability to compete with larger companies in our highly competitive industry, inability to successfully penetrate our target markets and develop new products for those markets, financial results differing from guidance, inability to successfully integrate AngioScore and the Stellarex platform into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, market acceptance of drug-coated balloon technology, inability to meet projected development or commercialization goals, inability to return to profitability, significant costs related to the acquisitions of AngioScore and the Stellarex platform, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2014 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.